Exhibit A
SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 6th day of June 2005, by and between Critical Therapeutics, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 60 Westview Street, Lexington, Massachusetts 02421, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
          SECTION 1. Authorization of Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 10,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company and 3,500,000 warrants to purchase one share of Common Stock (the “Warrants” and, together with the Shares, the “Securities”). The Company reserves the right to increase or decrease the number of Shares and the number of Warrants sold in this private placement prior to the Closing Date.
          SECTION 2. Agreement to Sell and Purchase the Shares and Warrants. At the Closing (as defined in Section 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants (at the purchase price) shown below:

Number of Shares to	Number of Warrants
Be	to Be	Price Per Unit[1] In	Aggregate
Purchased	Purchased	Dollars	Price
		$5.48	$
     The Company proposes to enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Securities to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agents” shall mean Lehman Brothers Inc. and Deutsche Bank Securities Inc.
          SECTION 3. Delivery of the Shares and Warrants at the Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 as soon

[1]	A unit shall consist of one share of Common Stock and 0.35 Warrants. The shares of Common Stock and the Warrants will be immediately separable.

as practicable, but in no event later than 10 business days following the execution of the Agreements, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).
     At the Closing, the Company shall deliver to the Purchaser (i) one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above and (ii) one or more warrant certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by Purchaser, representing the number of Warrants set forth in Section 2 above, each bearing an appropriate legend referring to the fact that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The name(s) in which the certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix I. The Company’s obligation to complete the purchase and sale of the Securities and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased hereunder; (b) the purchase by the Purchasers and the sale by the Company to such Purchasers of Securities for an aggregate purchase price of not less than $35,000,000 on the Closing Date on terms substantially the same as those reflected herein; and (c) the accuracy in all material respects of the representations and warranties made by the Purchasers (as if such representations and warranties were made on the Closing Date) and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser’s obligation to accept delivery of such certificates and to pay for the Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) each of the representations and warranties of the Company made herein shall be accurate in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the Closing Date (except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date); (b) the delivery to the Placement Agents and the Purchaser by counsel to the Company of a legal opinion in substantially the form attached hereto as Exhibit A; (c) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing; (d) each of the Company and Mellon Investor Services LLC shall have executed that certain Warrant Agreement in substantially the form attached hereto as Exhibit B; (e) each of the executive officers and directors of the Company and each stockholder of the Company listed on Schedule 1 hereto shall have executed a “lock-up” letter agreement in substantially the form attached hereto as Exhibit C; (f) the purchase by the Purchasers and the sale by the Company to such Purchasers of Securities for an aggregate purchase price of not less than $35,000,000 as of the Closing Date; and (g) the delivery to the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth in Section 4 hereto are true and correct in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date (except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date) (except for such changes or modification as are specified therein) and that the Company has, in all material respects, complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date. The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Securities that they have agreed to purchase from the Company.
          SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:
               4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The only material subsidiary of the Company is CTI Securities Corp., a Massachusetts corporation (the “Subsidiary”). The Subsidiary is a direct or indirect wholly owned subsidiary of the Company. The Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, prospects, financial condition, properties or results of operations of the Company and its Subsidiary, taken as a whole.
               4.2 Authorized Capital Stock. As of the date set forth therein, the Company has the outstanding capital stock set forth under the heading “Capitalization” in the Confidential Private Placement Memorandum, dated June 1, 2005, prepared by the Company, including all exhibits, supplements and amendments thereto (the “Private Placement Memorandum”); the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in the Private Placement Memorandum and except for Securities issuable under other Agreements, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, other than options granted pursuant to the Company’s 2004 Stock Incentive Plan. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 accurately and fairly presents all material information with respect to such plans, arrangements, options and rights, as of the dates for which such information is given, that is required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder to be so described. With respect to the Subsidiary, (i) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.
               4.3 Issuance, Sale and Delivery of the Shares. The Securities have been duly authorized. The Shares, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants (the “Warrant Shares”). Except as provided in the other Agreements, no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. Except as disclosed in the Private Placement Memorandum, no stockholder of the Company, other than the Purchasers, has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 hereof (the “Registration Statement”)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.
               4.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not (i) violate any provision of the certificate of incorporation or bylaws of the Company or its Subsidiary, (ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or its Subsidiary pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, lease, franchise, license, permit or other instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective properties may be bound or affected, except, in each case, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect, or (iii) to the Company’s knowledge, conflict with or result in a violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or its Subsidiary or any of their respective properties, except for any conflict or violation that would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Securities. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.
               4.5 Accountant. The firm of Deloitte & Touche LLP, which has expressed its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Private Placement Memorandum, is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).
               4.6 No Defaults. Neither the Company nor its Subsidiary is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound, except for any breach or default that would not reasonably be expected to have a Material Adverse Effect, and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or its Subsidiary as defined in such documents, except for any event of default that would not reasonably be expected to have a Material Adverse Effect.
               4.7 Contracts. There is no material contract or agreement required by the Exchange Act and the rules and regulations promulgated thereunder to be described in or filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 or any other document that the Company was required to file with the Securities and Exchange Commission (the “Commission”) since December 31, 2004 pursuant to the reporting requirements of the Exchange Act which is not described or filed therein as required. Except as disclosed in the Private Placement Memorandum, all such contracts and agreements are in full force and effect on the date hereof and neither the Company nor its Subsidiary is, nor, to the Company’s knowledge, is any other party in breach of or default under any of such contracts or agreements, except for such failures to be in full force and effect and such breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.
               4.8 No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending, and to the Company’s knowledge, there are no governmental or regulatory inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened, to which the Company or its Subsidiary is or may be a party or of which property owned or leased by the Company or its Subsidiary is or may be the subject (it being understood that the interaction between the Company and the United States Food and Drug Administration (the “FDA”) and such comparable governmental bodies relating solely to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiary is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body specifically naming the Company which would reasonably be expected to have a Material Adverse Effect.
               4.9 Properties. The Company and the Subsidiary have good and valid title to all properties and assets that are material to the business of the Company and reflected as owned in the financial statements included in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except (i) those, if any, reflected in the financial statements or notes thereto included in the Private Placement Memorandum, or (ii) those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiary holds its leased tangible personal and real properties under valid and binding leases, with such exceptions which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
               4.10 No Material Change. Except as disclosed in the Private Placement Memorandum, since March 31, 2005 (i) the Company and its Subsidiary have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction, in each case which is not in the ordinary course of business or which would reasonably be expected to result in a material reduction in the future earnings of the Company and its Subsidiary; (ii) the Company and its Subsidiary have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiary have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor its Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiary other than the sale of the Securities hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or indebtedness, other than pursuant to agreements with Silicon Valley Bank disclosed in the Private Placement Memorandum, not incurred in the ordinary course of business that is material to the Company and its Subsidiary, taken as a whole; and (v) there has not been any other event which has caused a Material Adverse Effect.
               4.11 Intellectual Property. Except as disclosed in the Private Placement Memorandum, (i) each of the Company and its Subsidiary owns or has obtained licenses or other rights to the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) to the Company’s knowledge, there are no third parties who have any ownership rights to any such Intellectual Property for the products described in the Private Placement Memorandum that would preclude the Company or its Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except the ownership rights of the owners of the Intellectual Property for which the Company or its Subsidiary have obtained licenses or other rights; (b) to the Company’s knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any such Intellectual Property, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiary in or to any such Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than non-material actions, suits, proceedings and claims and ordinary course patent prosecution by patent offices in jurisdictions in which the Company has pending patent applications; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.
               4.12 Compliance. To the Company’s knowledge, neither the Company nor its Subsidiary is conducting its business in violation of any applicable law, rule or regulation of the jurisdictions in which it is conducting its business, including, without limitation, any applicable local, state or federal environmental law or regulation, except any violations which would not have a Material Adverse Effect. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders or regulations, except for such failure or failures to be in compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No filing or submission to the FDA or any other federal, state or foreign regulatory body by the Company, or to the knowledge of the Company, by any other party that is intended to be the basis for any approval relating to approval for commercialization of the Company’s products, contains any material omission or material false information.
               4.13 Taxes. Each of the Company and its Subsidiary has filed all material and necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor its Subsidiary has knowledge of a tax deficiency which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.
               4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the issuance and sale of the Securities to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

               4.15 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
               4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities other than the Private Placement Memorandum or any amendment or supplement thereto. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agents to sell, offer for sale or solicit offers to buy any securities of the Company which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.
               4.17 Insurance. The Company and its Subsidiary carry, or are covered by, insurance of the types and in the amounts that the Company reasonably believes is adequate for their businesses as currently conducted and as is customary for similarly sized companies engaged in similar businesses in similar industries.
               4.18 Additional Information. The information contained in the following documents, which the Placement Agents have furnished to the Purchaser or will furnish prior to the Closing, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading:
               (a) the Private Placement Memorandum (excluding the exhibits thereto);
               (b) the Company’s Annual Report on Form 10-K for the year ended December 31, 2004;
               (c) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;
               (d) the Company’s Definitive Proxy Statement for its Annual Meeting of Stockholders held on June 2, 2005;
               (e) the Company’s Current Reports on Form 8-K filed on January 12, 2005 and February 9, 2005; and
               (f) all other documents, if any, filed by the Company with the Commission since March 31, 2005 pursuant to the reporting requirements of the Exchange Act.
               4.19 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

               4.20 Reporting Company; Form S-1. The Company is subject to the reporting requirements of the Exchange Act. The Company is eligible to register the Shares and the Warrant Shares for resale by the Purchaser on a registration statement on Form S-1 under the Securities Act.
               4.21 Use of Proceeds. The Company intends to use the net proceeds from the sale of Securities as described in the Private Placement Memorandum.
               4.22 Non-Public Information. Except for those Purchasers listed on Schedule 2 hereto, neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has provided to any Purchaser any information that the Company believes constitutes material, non-public information, other than information relating to the fact that the Company was considering and engaged in the transactions contemplated by the Agreements. On or before 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall issue a press release announcing the execution of the Agreements, and on or before 5:30 p.m., New York City time, on the first business day after the date hereof, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Agreements, and attaching as an exhibit to such Form 8-K a form of this Agreement. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting transactions in securities of the Company.
               4.23 Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.
               4.24 Governmental Permits, Etc. Each of the Company and its Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company and its Subsidiary as currently conducted, including without limitation all such licenses, certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company and its Subsidiary have not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. The studies, tests and preclinical or clinical trials, if any, conducted by or on behalf of the Company that are described in the Private Placement Memorandum (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained in the Private Placement Memorandum are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.
               4.25 Financial Statements. The consolidated financial statements of the Company and the related notes contained in the Private Placement Memorandum present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiary as of the dates indicated, and the results of their operations, cash flows and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Except as disclosed in the Private Placement Memorandum, such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements are subject to normal year-end audit adjustments and may not contain all footnotes required by generally accepted accounting principles.
               4.26 Sarbanes-Oxley Act. The Company is, and at the Closing Date will be, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it at such time. The Company maintains a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               4.27 Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing. The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of the Securities and shall use its reasonable best efforts to have the Shares and the Warrant Shares listed on the Nasdaq National Market on or before the first date that the Registration Statement is declared effective by the Commission.
               4.28 ERISA. The Company is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title (IV) of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4917 of the

Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which, in each case, would cause the loss of such qualification, except as would not reasonably be expected to have a Material Adverse Effect.
               4.29 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, its Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would give rise to any liability under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violations or liabilities which would not have, singly or in the aggregate, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or its Subsidiary or with respect to which the Company or its Subsidiary have knowledge, except for any such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases which would not have, singly or in the aggregate, a Material Adverse Effect; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
               4.30 Board of Directors. As promptly as reasonably practicable after the Closing Date, the Company shall take all actions reasonably necessary to provide for the election of Dr. James B. Tanenbaum to the Board of Directors of the Company as a Class II Director.
          SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Shares and Warrants set forth in Section 2 above in the ordinary course of its business and for its own account and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities (including the Warrant Shares) by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares and Warrants set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (vii) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act ; and (vii) the Purchaser agrees to notify the Company immediately of any change in any of the foregoing information until such time as the Purchaser has sold all of its Securities or the Company is no longer required to keep the Registration Statement effective.
               (b) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
               (c) For the benefit of the Company, the Purchaser previously agreed orally with the Placement Agents to keep confidential all information concerning this private placement. The Purchaser understands and agrees that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of a press release or press releases or a Form 8-K describing this offering. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(h) below); provided that in no event shall such notice of Suspension contain any material nonpublic information, other than information relating to the fact that the Company is in a Suspension. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or order of any other applicable regulatory authority having jurisdiction over the Purchaser or any other applicable legal procedure, it shall provide, unless prohibited by applicable law, the

Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.
               (d) The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.
               (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
               (f) The Purchaser understands that the Securities and the Warrant Shares will bear a restrictive legend in substantially the following form:
“The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The Securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws.”
               (g) The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.
               (h) The Purchaser hereby covenants with the Company not to make any sale of the Securities (including any Warrant Shares) under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Securities (including any Warrant Shares) are not transferable on the books of the Company in connection with any such sale unless the certificate submitted to the transfer agent evidencing the Securities (including any Warrant Shares) is accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Securities (including any Warrant Shares) have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser will notify the Company promptly after the sale of all of its Securities. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the Prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Securities (including any Warrant Shares) pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspensions shall be for a period of longer than 90 days in the aggregate in any 12-month period.
               (i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
               (j) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control, (ii) the Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser’s knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.
          SECTION 6. Survival of Representations, Warranties and Covenants. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, (i) all representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor until the first anniversary of the Closing Date, at which time they shall expire; and (ii) all covenants and agreements made by the Company herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor until the second anniversary of the date that the Registration Statement is declared effective by the Commission, other than Section 7.3 hereof, which shall survive until the third anniversary of the date that the Registration Statement is declared effective by the Commission, at which time they shall expire.
          SECTION 7. Registration of the Shares and the Warrant Shares; Compliance with the Securities Act.
               7.1 Registration Procedures and Expenses. The Company shall:
               (a) within 30 days following the Closing Date (the “Filing Date”), prepare and file with the Commission the Registration Statement on the applicable form relating to the sale of the Shares and the Warrant Shares (together, the “Registrable Securities”) by the Purchaser and the Other Purchasers from time to time on the Nasdaq National Market, the Nasdaq Small Cap Market, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;
               (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within 60 days after the Closing Date (such date, the “Required Effective Date”); provided, however, that if the Company filed the Registration Statement by the Filing Date and the Registration Statement receives Commission review, then the Required Effective Date will be the ninetieth (90th) calendar day after the Closing Date;
               (c) if the Registration Statement was not filed on Form S-3, use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to prepare and file with the Commission, as soon as reasonably practicable after the Company becomes eligible to register the Registrable Securities for resale on Form S-3, an amendment to the Registration Statement to convert the Registration Statement to        Form S-3;

               (d) use its reasonable best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) such time as the Registrable Securities become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933 or any other rule of similar effect, or (iii) such time as all Registrable Securities have been sold by the Purchasers;
               (e) during such period as the Company shall be required to keep the Registration Statement effective pursuant to clause (d) of this Section 7.1, furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;
               (f) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
               (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers, underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, or stock transfer taxes payable upon the resale of the Registrable Securities by the Purchaser or the Other Purchasers, if any;
               (h) file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;
               (i) during such period as the Company shall be required to keep the Registration Statement effective pursuant to clause (d) of this Section 7.1, notify each holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
               (j) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement.
     The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.
               7.2 Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Securities (including any Warrant Shares) or its right to purchase the Securities (including any Warrant Shares) that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.
               7.3 Indemnification. For the purpose of this Section 7.3:
(i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and
(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.
               (a) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each such Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.
                    (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.
                    (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.
                    (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Common Stock hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the

Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.
                    (e) Absent fraud or willful or intentional misconduct, the indemnification and contribution provided by the Company and the Purchaser pursuant to Sections 7.3(a), (b) and (d) shall be the sole and exclusive remedy for any losses, claims, damages, liabilities or expenses referred to therein. The amount of any payment by the Company under this Section 7 in respect of any losses, claims, damages, liabilities or expenses resulting from or arising out of any indemnification or contribution claim made pursuant to Section 7.3(a) or Section 7.3(d) shall in no event exceed the gross proceeds to the Company as a result of the sale of the Securities hereunder. The amount of any payment by the Purchaser under this Section 7 in respect of any losses, claims, damages, liabilities or expenses resulting from or arising out of any indemnification or contribution claim made pursuant to Section 7.3(b) or Section 7.3(d) shall in no event exceed the gross proceeds to such Purchaser as a result of the sale of the Shares and the Warrant Shares pursuant to the Registration Statement.
                    7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities (including the Warrant Shares) upon the passage of two years from the effective date of the Registration Statement covering such Securities or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
               7.5 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Purchaser:
                    (a) The Company will furnish to the Purchaser: (i) as soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (B) if not included in substance in the Annual Report to Stockholders, upon the written request of the Purchaser, its Annual Report on Form 10-K, (C) upon the written request of the Purchaser, its quarterly reports on Form 10-Q, and (D) a full copy of the particular Registration Statement covering the Registrable Securities (the foregoing, in each case, excluding exhibits); and (ii) upon the reasonable written request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses; and
                    (b) the Company, upon the reasonable written request of the Purchaser and with reasonable prior notice, will be available to the Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters, in a manner not to interfere with the normal business operations of the Company, subject to appropriate confidentiality limitations.
               7.6 Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Securities pursuant to this Agreement; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. If the Purchaser shall be prohibited from selling Registrable Securities under the Registration Statement as a result of a Suspension of more than sixty (60) consecutive days or Suspensions of more than ninety (90) days in the aggregate in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a

Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Securities pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 9 of this Agreement. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages (a) to more than one Purchaser in respect of the same Securities for the same period of time or (b) in an aggregate amount that exceeds 10% of the purchase price paid by such Purchase for its Securities pursuant to this Agreement. Such payments shall be made to the Purchaser in cash.
          SECTION 8. Fees
                    8.1 Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agents a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.
                    8.2 Other Fees. The Company shall, at the Closing, reimburse the reasonable fees and out-of-pocket expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP (“GDSVF&H”), special counsel to Prospect Venture Partners III, L.P., not to exceed $20,000. Purchaser acknowledges that payment of GDSVF&H’s fees by the Company raises a potential conflict of interest and hereby consents to the payment arrangement set forth herein.
          SECTION 9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when actually received by the party for whom it was intended by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:
                        (a) if to the Company, to:

Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
Facsimile: 781-862-5691
Attention: Chief Financial Officer

with copies to:

Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
Facsimile: 781-862-5691
Attention: Vice President of Legal Affairs

and:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Facsimile: 617-526-5000
Attention: Steven D. Singer, Esq.
                        (b) if to the Purchaser, at its address as set forth at the end of this Agreement.
                  SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.
                  SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
                  SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
                  SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.
                  SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.
                  SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

                  SECTION 16. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of the Company, except such consent shall not be required in cases of assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement by executing and delivering to the Company an assignment and assumption agreement in the form prescribed by the Company.
                  SECTION 17. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CRITICAL THERAPEUTICS, INC.

By:

Name:
Title:

Print or Type:

Name of Purchaser
(Individual or Institution):

Name of Individual representing
Purchaser (if an Institution):

Title of Individual representing
Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual
representing Purchaser:

Address:

Telephone:

Telecopier:

SUMMARY INSTRUCTION SHEET FOR PURCHASER
(to be read in conjunction with the entire
Securities Purchase Agreement which this follows)
          A. Complete the following items on BOTH Securities Purchase Agreements (Please sign two originals):
1.	Page 24 — Signature:
(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser
2.	Appendix I — Stock Certificate Questionnaire/Registration Statement Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.
3.	Return BOTH properly completed and signed Securities Purchase Agreements including the properly completed Appendix I to (initially by facsimile with hand copy by overnight delivery):

Lehman Brothers Inc.
745 Seventh Avenue, 5th Floor
New York, NY 10019
Facsimile: 212-520-9328
Attn: Keith Canton
B.  Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile to the Securities Purchaser by the Placement Agents at a later date.
C. Upon the resale of the Securities by the Purchasers after the Registration Statement covering the Registrable Securities is effective, as described in the Purchase Agreement, the Purchaser:
(i)	must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii)	must send a letter in the form of Appendix II to the Company so that the Securities may be properly transferred.

Appendix I
(Page 1 of 3)
CRITICAL THERAPEUTICS, INC.
STOCK CERTIFICATE QUESTIONNAIRE
     Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I
(Page 2 of 3)
CRITICAL THERAPEUTICS, INC.
REGISTRATION STATEMENT QUESTIONNAIRE
     In connection with the preparation of the Registration Statement, please provide us with the following information:
          SECTION 1. Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
          SECTION 2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Securities purchased by you or your organization pursuant to this Securities Purchase Agreement and those shares purchased by you or your organization through other transactions:
          SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?
          ☐ Yes      ☐ No
     If yes, please indicate the nature of any such relationships below:

          SECTION 4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?
     Answer: ☐ Yes ☐ No If “yes,” please describe below

Appendix I
(Page 3 of 3)
     NASD Member. The term “NASD member” means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”). (NASD Manual, By-laws Article I, Definitions)
     Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)
     Person Associated with a member of the NASD. The term “person associated with a member of the NASD” means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)
     Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

APPENDIX II
Mellon Investor Services LLC
[Address]
Attention:
PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE
     The undersigned, [an officer of, or other person duly authorized by]

hereby certifies
[fill in official name of individual or institution]
that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on in accordance with the terms of the Securities Purchase Agreement and in accordance with Registration
[date]

Statement number or otherwise in accordance with the Securities
[fill in the number of or otherwise identify Registration Statement]
Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.
Print or Type:

Name of Purchaser
(Individual or
Institution):

Name of Individual
representing
Purchaser (if an
Institution)

Title of Individual
representing
Purchaser (if an
Institution):

Signature by:
Individual Purchaser
or Individual repre-
senting Purchaser:

SCHEDULE 1
Stockholders Signing Lock-Up Agreement
MedImmune Ventures, Inc.
MedImmune, Inc.
Funds managed by Advanced Technology Ventures
HealthCare Ventures VI, L.P.
Funds managed by MPM Asset Management LLC

SCHEDULE 2
Purchasers Receiving Non-Public Information
Prospect Venture Partners III, L.P.
MediPhase Venture Partners

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EXHIBIT A
Form of Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Based upon and subject to customary assumptions, qualifications and exceptions, we are of the opinion that:
1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted, to enter into and perform its obligations under the Transaction Documents, and to carry out the transactions contemplated by the Transaction Documents. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts.

2.	The Securities and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company; the Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreements, and the Warrant Shares, when issued and paid for in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable; and the issuance of the Shares and the Warrant Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Company’s Certificate of Incorporation, as amended to date, or, to our knowledge, similar contractual rights pursuant to any agreement to which the Company is a party and which has been filed by the Company or incorporated by reference as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 10-K”), its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 or any other report filed by the Company with the Commission under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the filing by the Company of the 2004 10-K.

3.	The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, do

33

not (a) violate the provisions of any U.S. federal or New York state law, rule or regulation applicable to the Company or the Delaware General Corporation Law Statute; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws, each as amended to date; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company of which we are aware; or (d) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any agreements to which the Company is a party and which have been filed by the Company or incorporated by reference as exhibits to the 2004 10-K or any other report filed by the Company with the Commission under Section 13 of the Exchange Act since the filing by the Company of the 2004 10-K (other than the registration rights provisions of the Amended and Restated Investor Rights Agreement by and between the Company and the investors named therein dated as of October 3, 2003, as amended, which is incorporated by reference as an exhibit in the 2004 10-K).

5.	Based in part on the representations of each of the Purchasers in Section 5 of the Agreements (including the Registration Statement Questionnaires attached as part of Annex I to the Agreements), the offer, issuance and sale of the Securities pursuant to the Agreements are exempt from registration under the Securities Act of 1933, as amended.

6.	Based in part on the representations of each of the Purchasers in Section 5 of the Agreements (including the Registration Statement Questionnaires attached as part of Annex I to the Agreements), no filing, consent, approval, authorization or qualification of or with any United States federal or New York state court, governmental authority or agency is required for the issuance and sale by the Company of the Securities, except with respect to (a) state securities or Blue Sky laws, as to which we express no opinion and (b) the United States federal securities laws, as to which we express no opinion in this paragraph.

7.	The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

34

EXHIBIT B
Form of Warrant Agreement

35

EXHIBIT C
Form of Lock-Up Agreement

36